Excelsior Tax-Exempt Funds, Inc. Exhibit 77C

A Special Meeting of Shareholders of Excelsior Tax-Exempt
Funds, Inc. (the Company) and each of its portfolios
(the Funds) was held on March 30, 2007, for the purpose of seeking shareholder approval of the following proposal: to approve new investment advisory agreements by and among UST Advisers, Inc., United States Trust Company, National
Association, on behalf of its Asset Management Division, U.S. Trust New York Asset Management Division and the
Company, on behalf of the Fund. The number of votes necessary to conduct the meeting and approve the proposal was obtained. The results of the votes of shareholders are listed below.

California Short-Intermediate Term Tax-Exempt Fund
For
5,620,954.755
Against
30,312.000
Abstain
19,754.000
Intermediate-Term Tax-Exempt Fund
For
 25,090,015.155
Against
30,070.577
Abstain
76,826.198
Long-Term Tax-Exempt Fund
For
3,628,610.926
Against
33,702.423
Abstain 40,804.648
New York Intermediate-Term Tax-Exempt Fund
For
9,319,329.057
Against
13,806.000
Abstain
36,899.000
New York Tax-Exempt Money Fund
For
275,209,603.310
Against
4,686,548.000
Abstain
63,196.000
Short-Term Tax-Exempt Securities Fund
For
8,452,657.301
Against
72,849.000
Abstain
359,587.000
Tax-Exempt Money Fund
For
1,356,339,634.110
Against
11,586,764.280
Abstain
2,023,751.550